EXHIBIT 99

MEDIA CONTACT:	INVESTOR CONTACT:
Connie Pautz Corporate Communications Director Hutchinson Technology 320-587-1823	Darlene Polzin Investor Relations Director Hutchinson Technology 320-587-1605

HUTCHINSON TECHNOLOGY EXCEEDS FIRST QUARTER SHIPMENT GUIDANCE

HUTCHINSON, Minn., January 10, 2005 -— Hutchinson Technology Incorporated (Nasdaq/NMS: HTCH) said today that it shipped approximately 175 million suspension assemblies during its fiscal 2005 first quarter ended December 26, 2004. This exceeded the company’s initial guidance of 155 to 170 million suspensions and resulted in first quarter revenue of approximately $145 million.

“Shipment volumes during the last two months of the quarter were stronger than our original expectations,” said Wayne M. Fortun, Hutchinson Technology’s president and chief executive officer. “Demand has continued at these levels into the first two weeks of our fiscal second quarter.”

The company plans to report its first quarter results on Thursday, January 20, 2005, after market close.

In its fiscal 2004 fourth quarter, the company shipped approximately 150 million suspension assemblies and reported revenue of approximately $122 million. Net income was $4.9 million, or $0.18 per diluted share.

Hutchinson Technology is the leading worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology’s BioMeasurement Division provides health professionals with simple, accurate methods to measure the oxygen in tissue.

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